News Release
EXHIBIT 99.1
SM Energy Reports First Quarter 2026 Results
Accelerated synergies and higher production drive enhanced full-year outlook
Company reaffirms full-year capital expenditure plan

DENVER, May 6, 2026 - SM Energy Company (the “Company” or “SM”) (NYSE: SM) today reported financial and operating results for the first quarter 2026. Accompanying slides can be found on the Company’s website at https://www.sm-energy.com/investors/news-events/presentations. A conference call is scheduled for 8 a.m. MT/10 a.m. ET on May 7, 2026. Participation details are included in this release.
SM enters 2026 transformed into a scaled, multi-basin operator with a high-quality oil portfolio built to deliver differentiated returns to stockholders. With the Civitas Resources, Inc. (“Civitas”) merger (the “Merger”) closed on January 30, 2026, SM’s focus is squarely on three strategic priorities: Integrate, Execute, and Bolster. First quarter 2026 performance against each of these priorities is summarized in the highlights below.
First Quarter 2026 Highlights
Integrate –
•Raised total synergy target to $375 million in annualized run-rate savings – up from the initial $200–$300 million target – with approximately $300 million actioned to date.
Execute –
•Average net daily production totaled 371.2 MBoe/d, including 190.3 MBbl/d of oil, compared to mid-point guidance of 350 MBoe/d (182 MBbl/d of oil).
•Strong first quarter results led to a raise in full-year 2026 production guidance to 410–430 MBoe/d (222–228 MBbl/d of oil), compared to previous guidance of 400–420 MBoe/d (216–226 MBbl/d of oil).
•Reflecting strong first quarter execution, SM increased its second-half 2026 average production run rate to approximately 430 MBoe/d, including approximately 238 MBbl/d of oil.
•Maintained full-year 2026 capital expenditure guidance of $2.65–$2.85 billion.
•Net loss was $1.68 per diluted share, primarily related to a non-cash mark-to-market loss on the Company’s commodity derivatives at period end due to a sharp rise in forward oil prices; adjusted net income1 was $1.55 per diluted share.
•Generated operating cash flow of $640 million, or $692 million before net change in working capital, including certain long-term prepayments.1 Capital expenditures totaled $555 million, or $672 million before changes in accruals.1
•Delivered adjusted free cash flow1 of $20 million after one-time integration and transactions costs and one-time capital costs.
•Adjusted EBITDAX1 was $970 million.
Bolster –
•Closed the $950 million sale of certain South Texas assets (the “South Texas Divestiture”) on April 30, 2026, substantially achieving SM’s $1.0 billion-plus asset sales target and meaningfully strengthening its balance sheet. Net proceeds of approximately $900 million, after preliminary purchase price adjustments and estimated selling costs, are being used to redeem all $819 million aggregate principal amount of the 6.75% and 5.0% Senior Notes due 2026 (collectively, “2026 Senior Notes”).

•Refinanced nearly $900 million of 8.375% high-coupon debt with $1.0 billion of new 6.625% Senior Notes due 2034, reducing the Company’s annualized interest expense.
•Strengthened return of capital framework with a 10% increase in the annual fixed dividend to $0.88 per share, effective with the first quarter 2026 payment, and an expected allocation of 20% of post-dividend free cash flow to share repurchases.
1 Adjusted net income; operating cash flow before net change in working capital, including certain long-term prepayments; capital expenditures, before changes in accruals; adjusted EBITDAX; and net debt are non-GAAP measures. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, these non-GAAP financial measures.
“SM is off to an outstanding start in 2026,” stated President and CEO Beth McDonald. “In the first quarter, our team delivered production above the top end of our guidance and accelerated merger synergy capture – demonstrating the capability of our combined organization. We also moved decisively to strengthen our balance sheet, refinancing high-coupon assumed debt and closing a significant divestiture at an accretive valuation. That operational momentum gives us the confidence to raise our synergy target, increase our production guidance, and reaffirm our capital plan. We are building a business with the scale, asset quality, and operational discipline to generate growing returns for stockholders.”
First Quarter 2026 Review
•Production was 371.2 MBoe/d, reflecting the recent Merger with a nearly 80% increase from the prior quarter. Results include two months of Permian and DJ Basin production from legacy Civitas assets. SM’s average realized price was $44.22 per Boe, before the effect of hedges.
•Reported a net loss of $335 million, or $1.68 per diluted share, reflecting a $697 million net derivative loss, the majority of which relates to a non-cash mark-to-market loss on the Company’s hedge book at period end due to the sharp rise in forward oil prices.
•Incurred $135 million of transaction and integration costs against full-year guidance of approximately $180 million, and $60 million of one-time capital costs against full-year guidance of $70 million, with the majority of the remaining costs expected to be incurred in the second quarter 2026.
Balance Sheet
•As of March 31, 2026, SM had total liquidity of approximately $2.9 billion, including $449 million of cash and cash equivalents. Total outstanding principal debt was $7.8 billion, with net debt1 of approximately $7.4 billion.
•On March 9, 2026, SM issued $1.0 billion in aggregate principal of 6.625% Senior Notes due 2034 at par, receiving net proceeds of $985 million. The proceeds funded a cash tender offer for the 8.375% Senior Notes due 2028 (“2028 Senior Notes”), originally issued by Civitas, through which SM repurchased $784 million in aggregate principal for total cash consideration of $808 million. Subsequent to March 31, 2026, the tender offer expired and settled, resulting in an additional $110 million in aggregate principal repurchased for a combined total of $894 million aggregate principal of the 2028 Senior Notes repurchased.
•On April 30, 2026, SM closed the $950 million South Texas Divestiture, generating net proceeds of approximately $900 million, and concurrently issued notices of redemption to holders of the 2026 Senior Notes to retire in full the $819 million aggregate principal amount outstanding thereunder.
•Subsequent to March 31, 2026, SM completed its semi-annual borrowing base redetermination, with both the borrowing base and aggregate lender commitments reaffirmed at $5.0 billion and $2.5 billion, respectively, underscoring the strength of the Company’s portfolio following the South Texas Divestiture. As of March 31, 2026, SM had no outstanding borrowings under the revolving credit facility.

Guidance
The following table summarizes SM's second quarter and full-year 2026 operational and financial guidance, reflecting raised full-year production to 410–430 MBoe/d and reaffirmed capital expenditures of $2.65–$2.85 billion.

Production	2Q 2026	Full Year 2026
Total Production (MMBoe)[1]	39 – 41	150 – 157
Total Production (MBoe/d)[1]	435 – 450	410 – 430
Oil Production (MBbl/d)[1]	228 – 235	222 – 228

Capital Program ($ MM)
Capital Expenditures[2]	$815 – $855	$2,650 – $2,850
DC&E	$710 – $750	$2,300 – $2,500
Facility, Land, and Other	~$95	~$280
One-Time Capital Costs[3]	~$10	~$70
Net Wells Drilled	~75	~245
Net Wells Turned-In-Line	~75	~295
Avg. Well Cost ($/lateral ft)[4]		~$710

Operating Expenses ($/Boe)
Lease Operating Expense		$6.50 – $6.80
Transportation		$3.60 – $3.90
Production Taxes (% of oil, gas and NGL revenue)		~5.5%
Ad Valorem Taxes		~$0.50
DD&A		$13.00 – $15.00

General & Administrative ($ MM)
Recurring G&A5		$280 – $300
One-Time Integration & Transaction — Cash[6]		~$150
One-Time Integration & Transaction — Non-Cash[6]		~$30

Other ($MM)
Exploration Expense		~$100
Cash Taxes:
$60–$70/Bbl (WTI)		~$20
$70–$75/Bbl (WTI)		$20 – $60
$75–$80/Bbl (WTI)		$60 – $90
Notes:
1 FY26 production guidance includes 11 months of Civitas contribution following the January 30, 2026, Merger close, the conversion of certain acquired volumes to two-stream reporting, and the South Texas Divestiture that closed on April 30, 2026.
2 Indicates a non-GAAP measure or metric. Refer to the “Non-GAAP Definitions, Reconciliations and Disclosures” section in the Appendix. FY26 capital expenditures before changes in accruals includes ~ $50 million of expected synergies.
3 Includes one-time, non-recurring capital costs related to Merger integration and the South Texas Divestiture.
4 Company-wide average 2026 expected well cost and includes well connection/equipment costs.
5 FY26 recurring G&A guidance includes ~$50 million of stock-based compensation.
6 The majority of one-time integration and transaction costs (both cash and non-cash) were incurred in 1Q26.

Webcast Details
SM plans to host a conference call and webcast at 8:00 a.m. MT (10:00 a.m. ET) tomorrow, May 7, 2026, to discuss details of the Company’s performance for the quarter and certain forward-looking information. The call and accompanying presentation may be accessed at https://www.sm-energy.com/investors. Participants can also dial into the conference call at (877) 407-6050 or +1 (201) 689-8022 for international.
About the SM Energy Company
SM is a premier, scaled operator of top-tier oil and gas assets across four leading U.S. shale basins: the Permian Basin, DJ Basin, South Texas, and Uinta Basin. SM routinely posts important information about the Company on its website. SM is focused on operational excellence, disciplined capital allocation, and delivering growing returns to stockholders. For more information, visit www.sm-energy.com.
Forward Looking Statements
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” "establish," “estimate,” “expects,” "goal," "generate," “guidance,” “maintain,” “objectives,” “optimize,” “plan,” “priority,” "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the Company’s 2026 plans and strategic objectives; the Company’s intention to redeem in full its 2026 Senior Notes, plans to enhance the Company’s return of capital program and planned allocation of free cash flow to dividends and share repurchases; expectations regarding increased scale; integration objectives and synergy targets, including the expected timing and magnitude; plans to achieve the Company’s $1.0 billion-plus divestiture target; statements regarding the South Texas Divestiture; expected future commodity prices; assumptions and projections for the second quarter and full year 2026 regarding guidance for total production; oil production; the Company’s capital plan, including total capital expenditures; drilling, completion and equipment costs; facility, land and other costs; one-time capital costs; Company average cost per lateral foot; certain operating expenses, including lease operating expense, transportation, production and ad valorem taxes; DD&A; general and administrative expense, and certain other costs, including exploration expense and cash taxes. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2025 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
Investor Relations
Megan Hays, Vice President, Investor Relations, mhays@sm-energy.com
Meghan Dack, Director, Investor Relations, mdack@sm-energy.com

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Production Data
	For the Three Months Ended			Percent Change Between
	March 31,	December 31,	March 31,	1Q26 & 4Q25	1Q26 & 1Q25
	2026	2025	2025
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$73.69	$58.17	$70.56	27%	4%
Gas (per Mcf)	$1.72	$1.81	$3.30	(5)%	(48)%
NGLs (per Bbl)	$21.58	$20.67	$25.86	4%	(17)%
Equivalent (per Boe)	$44.22	$36.92	$47.29	20%	(6)%
Realized sales price (including the effect of net derivative settlements): (1)
Oil (per Bbl)	$69.56	$60.83	$70.87	14%	(2)%
Gas (per Mcf)	$2.27	$2.28	$3.50	—%	(35)%
NGLs (per Bbl)	$21.75	$20.76	$24.87	5%	(13)%
Equivalent (per Boe)	$43.32	$39.32	$47.73	10%	(9)%
Net production volumes: (2)
Oil (MMBbl)	17.1	10.0	9.3	72%	84%
Gas (Bcf)	72.4	39.4	36.4	84%	99%
NGLs (MMBbl)	4.2	2.5	2.4	69%	79%
Equivalent (MMBoe)	33.4	19.0	17.8	76%	88%
Average net daily production: (2)(3)
Oil (MBbl per day)	190.3	108.4	103.7	76%	84%
Gas (MMcf per day)	804.1	428.3	404.2	88%	99%
NGLs (MBbl per day)	46.9	27.1	26.2	73%	79%
Equivalent (MBoe per day)	371.2	206.9	197.3	79%	88%
Per Boe data:
Lease operating expense	$6.25	$5.55	$6.13	13%	2%
Transportation costs	$3.65	$3.67	$3.92	(1)%	(7)%
Production taxes	$2.43	$1.41	$2.07	72%	17%
Ad valorem tax expense	$0.47	$0.23	$0.55	104%	(15)%
General and administrative (4)(5)	$5.20	$2.10	$2.22	148%	134%
Net derivative settlement gain (loss)	$(0.90)	$2.39	$0.44	(138)%	(305)%
Depletion, depreciation, and amortization	$12.91	$16.73	$15.20	(23)%	(15)%

(1) Indicates a non-GAAP measure or metric. Post-hedge is calculated as the average realized price after the effects of commodity net derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity net derivative settlements on average realized price.

(2) Amounts and percentage changes may not calculate due to rounding.
(3) Average net daily production is calculated as total production for the quarter divided by 90 days. The results for the three months ended March 31, 2026 reflect only two months of production from the Civitas assets acquired.

(4) Includes recurring non-cash stock-based compensation expense per Boe of $0.26, $0.31, and $0.32 for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(5) For the three months ended March 31, 2026, includes one-time integration costs of $3.52 per Boe, of which $3.06 per Boe is cash costs and $0.46 per Boe is non-cash stock-based compensation.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Condensed Consolidated Balance Sheets
(in millions, except share data)	March 31,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$449	$368
Accounts receivable	915	331
Derivative assets	201	83
Prepaid expenses and other	106	29
Total current assets	1,671	811
Property and equipment (successful efforts method):
Proved oil and gas properties	22,280	16,012
Accumulated depletion, depreciation, and amortization	(7,891)	(8,793)
Unproved oil and gas properties, net of valuation allowance of $12 and $12, respectively	1,078	460
Wells in progress	835	458
Properties held for sale, net	666	—
Other property and equipment, net of accumulated depreciation of $65 and $63, respectively	133	65
Total property and equipment, net	17,101	8,202
Noncurrent assets:
Derivative assets	27	6
Other noncurrent assets	345	234
Total noncurrent assets	372	240
Total assets	$19,144	$9,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,221	$690
Senior Notes, net	1,235	419
Derivative liabilities	703	2
Other current liabilities	121	58
Total current liabilities	4,280	1,169
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	6,741	2,296
Asset retirement obligations	477	150
Deferred tax liabilities, net	315	724
Derivative liabilities	2	2
Other noncurrent liabilities	461	102
Total noncurrent liabilities	7,996	3,274
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 400,000,000 and 200,000,000 shares, respectively; issued and outstanding: 239,696,577 and 114,630,905 shares, respectively	2	1
Additional paid-in capital	3,962	1,517
Retained earnings	2,903	3,291
Accumulated other comprehensive income	1	1
Total stockholders’ equity	6,868	4,810
Total liabilities and stockholders’ equity	$19,144	$9,253

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Condensed Consolidated Statements of Operations
(in millions, except per share data)	For the Three Months Ended March 31,
	2026	2025
Operating revenues and other income:
Oil, gas, and NGL production revenue	$1,477	$840
Other operating income	2	5
Total operating revenues and other income	1,479	845
Operating expenses:
Oil, gas, and NGL production expense	428	225
Depletion, depreciation, and amortization	432	270
Exploration (1)	26	12
General and administrative (1)(2)	174	39
Net derivative loss (3)	697	17
Other operating expense (2)	20	5
Total operating expenses	1,777	568
Income (loss) from operations	(298)	276
Interest expense	(113)	(44)
Other non-operating income, net	1	—
Income (loss) before income taxes	(410)	232
Income tax (expense) benefit	75	(50)
Net income (loss)	$(335)	$182

Basic weighted-average common shares outstanding	199	115
Diluted weighted-average common shares outstanding	199	115
Basic net income (loss) per common share	$(1.68)	$1.59
Diluted net income (loss) per common share	$(1.68)	$1.59

(1) Recurring non-cash stock-based compensation included in:
Exploration expense	$2	$1
General and administrative expense	8	6
Total non-cash stock-based compensation	$10	$7

(2) Transaction and integration costs included in:
General and administrative (includes $15 million non-cash stock-based compensation associated with the merger)	$118	$—
Other operating expenses	17	—
Total transaction and integration costs	$135	$—

(3) The net derivative loss line item consists of the following:
Net derivative settlement (gain) loss	$30	$(8)
Net loss on fair value changes	667	25
Total net derivative loss	$697	$17
Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Condensed Consolidated Statements of Stockholders' Equity
(in millions, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2025	114,630,905	$1	$1,517	$3,291	$1	$4,810
Net loss	—	—	—	(335)	—	(335)
Net cash dividends declared, $0.22 per share	—	—	—	(53)	—	(53)
Issuance of common stock upon vesting of RSUs, and settlement of PSUs, net of shares used for tax withholdings	235,422	—	(17)	—	—	(17)
Stock-based compensation expense	1,114,479	—	25	—	—	25
Replacement equity awards issued in connection with Civitas Merger	—	—	29	—	—	29
Issuance of common stock in connection with Civitas Merger	123,715,771	1	2,408	—	—	2,409
Balances, March 31, 2026	239,696,577	$2	$3,962	$2,903	$1	$6,868

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2024	114,461,934	$1	$1,502	$2,735	$(1)	$4,237
Net income	—	—	—	182	—	182
Net cash dividends declared, $0.20 per share	—	—	—	(23)	—	(23)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	284	—	—	—	—	—
Stock-based compensation expense	—	—	7	—	—	7
Balances, March 31, 2025	114,462,218	$1	$1,509	$2,895	$(1)	$4,404
Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Condensed Consolidated Statements of Cash Flows
(in millions)	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(335)	$182
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, and amortization	432	270
Stock-based compensation expense	25	7
Net derivative loss	697	17
Net derivative settlement gain (loss)	(30)	8
Amortization of deferred financing costs and debt premiums	(5)	3
Deferred income tax expense (benefit)	(85)	26
Other, net	(28)	2
Net change in working capital	(31)	(32)
Net cash provided by operating activities	640	483

Cash flows from investing activities:
Capital expenditures	(555)	(414)
Acquisition of business, net of cash acquired	(49)	—
Other	(24)	(15)
Net cash used in investing activities	(628)	(429)

Cash flows from financing activities:
Proceeds from revolving credit facility	15	857
Repayment of revolving credit facility	(15)	(888)
Net proceeds from Senior Notes	985	—
Cash paid to repurchase Senior Notes	(808)	—
Dividends paid	(82)	(23)
Other, net	(26)	—
Net cash provided by (used in) financing activities	69	(54)

Net change in cash, cash equivalents, and restricted cash	81	—
Cash, cash equivalents, and restricted cash at beginning of period	368	—
Cash, cash equivalents, and restricted cash at end of period	$449	$—

Supplemental schedule of additional cash flow information:
Operating activities: Cash paid for interest, net of capitalized interest	$(95)	$(82)
Investing activities: Changes in capital expenditure accruals	$117	$27
Note: Prior year amounts may not calculate due to rounding.

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures are presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, and amortization expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, non-recurring or one-time costs including transaction and integration costs associated with the Civitas Merger, and certain other items. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s first quarter 2026 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital, including change in certain long-term prepayments, less capital expenditures before changes in accruals. The Company uses this measure to represent the cash generated from operations, in excess of capital expenditures, that is available to fund discretionary uses such as debt reduction, stockholder returns, or expanding the business.
Adjusted net income and Adjusted net income per diluted common share: Adjusted net income and Adjusted net income per diluted common share exclude certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, gains and losses on divestitures, gains and losses on extinguishment of debt, non-recurring or one-time costs including transaction and integration costs associated with the Civitas Merger, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Capital expenditures: The Company’s operating plan guidance uses the term “capital expenditures,” which is defined to be before changes in accruals (excludes working capital), and is a non-GAAP measure. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, the Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculations are inherently unpredictable, such as changes to, and the timing of, capital accruals, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation could significantly affect the accuracy of a reconciliation.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Adjusted EBITDAX Reconciliation (1)
(in millions)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended March 31,
	2026	2025
Net income (loss) (GAAP)	$(335)	$182
Interest expense	113	44
Income tax expense (benefit)	(75)	50
Depletion, depreciation, and amortization	432	270
Exploration (2)	24	10
Stock-based compensation expense	10	7
Net derivative loss	697	17
Net derivative settlement gain (loss)	(30)	8
Transaction and integration costs (3)	135	—
Other, net	(1)	—
Adjusted EBITDAX (non-GAAP)	$970	$589
Interest expense	(113)	(44)
Income tax (expense) benefit	75	(50)
Exploration (2)	(24)	(10)
Amortization of deferred financing costs and debt premiums	(5)	3
Transaction and integration costs (3)	(120)	—
Deferred income tax expense (benefit)	(85)	26
Other, net	(27)	1
Net change in working capital	(31)	(32)
Net cash provided by operating activities (GAAP)	$640	$483

Note: Prior year amounts may not calculate due to rounding.
(1) See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amounts shown on the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) Transaction and integration costs include expenses associated with the Merger and post-merger integration activities. For the three months ended March 31, 2026, these costs consisted of $118 million of one-time integration costs ($15 million of which is stock-based compensation), included in general and administrative expense in the unaudited condensed consolidated statements of operations and $17 million of one-time transaction costs, included in other operating expense in the unaudited condensed consolidated statements of operations. For the three months ended December 31, 2025, these costs consisted entirely of one-time transaction costs.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Reconciliation of Net Income (Loss) to Adjusted Net Income (1)
(in millions, except per share data)

	For the Three Months Ended March 31,
	2026	2025
Net income (loss) (GAAP)	(335)	$182
Net derivative loss	697	17
Net derivative settlement gain (loss)	(30)	8
Transaction and integration costs (2)	135	—
Other, net	3	—
Tax effect of adjustments (3)	(184)	(6)
Deferred tax remeasurement – corporate reorganization (4)	23	—
Adjusted net income (non-GAAP)	$309	$202

Diluted net income (loss) per common share (GAAP)	$(1.68)	$1.59
Net derivative loss	3.49	0.15
Net derivative settlement gain (loss)	(0.15)	0.07
Transaction and integration costs (2)	0.68	—
Other, net	0.01	—
Tax effect of adjustments (3)	(0.92)	(0.05)
Deferred tax remeasurement – corporate reorganization (4)	0.12	—
Adjusted net income per diluted common share (non-GAAP)	$1.55	$1.76

Basic weighted-average common shares outstanding	199	115
Diluted weighted-average common shares outstanding	200	115

Note: Prior year amounts may not calculate due to rounding.
(1) See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Transaction and integration costs include expenses associated with the Merger and post-merger integration activities. For the three months ended March 31, 2026, the Company recorded approximately $17 million of one-time transaction costs, included in other operating expense in the unaudited condensed consolidated statements of operations, and $118 million of one-time integration costs, included in general and administrative expense in the unaudited condensed consolidated statements of operations.

(3) The tax effect of adjustments for the three months ended March 31, 2026, and 2025, was calculated using a tax rate of 22.9% and 22.1%, respectively. These rates approximate the Company's statutory tax rates for the respective periods, as adjusted for ordinary permanent differences.

(4) Reflects a non-recurring remeasurement of net deferred tax balances resulting from a change in state income tax apportionment due to a corporate reorganization and the Merger.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2026

Adjusted Free Cash Flow (1)
(in millions)
	For the Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities (GAAP)	$640	$483
Net change in working capital, including change in certain long-term prepayments	52	32
Cash flow from operations before net change in working capital, including change in certain long-term prepayments (non-GAAP)	692	515

Capital expenditures (GAAP)	555	414
Changes in capital expenditure accruals	117	27
Capital expenditures before changes in accruals (non-GAAP)	672	441

Adjusted free cash flow (non-GAAP)	$20	$74

(1) See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
Note: For the three months ended March 31, 2026, adjusted free cash flow includes one-time, non-recurring cash costs of approximately $180 million associated with the Merger integration and the South Texas assets divested, of which approximately $120 million was reported in net cash provided by operating activities and approximately $60 million in capital expenditures.

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in millions)
As of March 31, 2026
Principal amount of Senior Notes (2)	$7,802
Revolving credit facility (2)	—
Total principal amount of debt (GAAP)	7,802
Less: Cash and cash equivalents	449
Net Debt (non-GAAP)	$7,353

(1) See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts as of March 31, 2026, are from Note 6 - Long-Term Debt in Part I, Item 1 of the Company's Form 10-Q.